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                                                                    EXHIBIT 10.3


                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated as of August 4, 2000 (this "Amendment"), between GALLAHER OVERSEAS (HOLDINGS) LIMITED, a private limited company incorporated under the laws of England ("Buyer"), and BROOKE (OVERSEAS) LTD., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Purchase and Sale Agreement dated as of June 14, 2000 (the "Agreement") between Buyer and Seller, Seller has agreed to sell, and Buyer has agreed to purchase, all of the issued and outstanding membership interests (the "Membership Interests") of Western Tobacco Investments LLC, a Delaware limited liability company (the "Company"); and

         WHEREAS, Seller and Buyer desire to amend certain provisions of the Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

         1. REFERENCES TO AGREEMENT; DEFINED TERMS. Unless the context requires otherwise, every reference in the Agreement to the term "this Agreement" shall be deemed to mean the Agreement as amended by this Amendment thereto. Except as otherwise defined herein, the capitalized terms used herein shall have the meanings set forth in the Agreement.

         2. PURCHASE PRICE OF THE MEMBERSHIP INTERESTS. Section 1.01 of the Agreement is amended by deleting the second, third and fourth sentences thereof and substituting the following text in their place:

         "A portion of the Purchase Price equal to the Seller Indebtedness Payment (as defined in Section 1.03) shall be paid at the Closing to the Collateral Agent (as defined in Section 1.03). The portion of the Purchase Price payable at the Closing to Seller, and the remainder thereof payable to the Collateral Agent, shall be paid by Buyer by wire transfer in immediately available funds to accounts designated by Seller and the Collateral Agent to Buyer in writing at least one business day prior to the Closing. Seller shall deliver to Buyer at the Closing certificates for all the Membership Interests duly endorsed or with duly executed stock powers attached."


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         3. THE CLOSING. Section 1.02 of the Agreement is amended by deleting the words "July 31, 2000" and substituting therefor the words "August 4, 2000".

         4. SELLER INDEBTEDNESS PAYMENT. Section 1.03 of the Agreement is hereby deleted in its entirety and the following text is hereby inserted in its place:


                  "(a) For purposes of this Agreement, "Seller Indebtedness Payment" means all amounts necessary to redeem all issued and outstanding Securities (as defined in the Indenture dated as of January 1, 1996 (the "Indenture") between BGLS Inc. ("BGLS") and State Street Bank and Trust Company, as successor to Fleet National Bank of Massachusetts (the "Trustee")) secured by the Pledged Membership Interests on the 30th day following the Closing Date or if such day is not a business day, then on the next following business day (the "Redemption Date"). For the purposes of this Agreement, the "Pledged Membership Interests" shall mean the 50.1% of the Membership Interests that are pledged pursuant to the Amended and Restated Pledge Agreement dated as of February 9, 1999 between Seller, U.S. Bank Trust National Association (the "Collateral Agent") and the other parties thereto.

                  (b) Not later than three business days prior to the Closing, Seller shall deliver to Buyer a statement setting forth the amount of the Seller Indebtedness Payment. On or prior to the Closing Date, Seller shall cause BGLS to give such notice to the Trustee and the Holders (as defined in the Indenture) and to take such other action as may be required by the Indenture for the redemption of the Securities to take place on the Redemption Date. For Purposes of this Agreement, a "business day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in New York City and London are authorized or required to be closed."

         5. REPRESENTATIONS AND WARRANTIES OF SELLER. (a) Section 2.23 of the Agreement is amended by deleting in the first sentence thereof the dollar amount "$8,800,000" and substituting therefor the dollar amount "$10,800,000".

         (b) Section 2.28 of the Agreement is amended by deleting in the second sentence thereof the words "materially adversely affect" and substituting therefor the words "have resulted in a Material Adverse Effect".

         6. CONDUCT OF BUSINESS. Section 5.01 of the Agreement is amended by deleting in Subsections (iv), (vi) and (ix) thereof the dollar amount "$8,800,000" and substituting therefor the dollar amount "$10,800,000".




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         7. INDEMNIFICATION FOR THE TRADEMARK CLAIMS. (a) Article IX of the
Agreement is amended by renumbering Section 9.05 thereof as Section 9.06 thereof.

         (b) Article IX of the Agreement is amended by adding a new Section 9.05 thereto immediately following Section 9.04 thereof and immediately preceding
Section 9.06 thereof, such Section 9.05 to read as follows:

         9.05. INDEMNIFICATION AND PROCEDURES FOR THE TRADEMARK CLAIMS.

                  In addition to, and not by way of limitation of, the other provisions of this Article (which shall be deemed superseded to the extent inconsistent herewith) regarding indemnification for third party claims, with respect to any claims, proceedings, actions or settlements related to the matters identified in Exhibit E hereto (the "Trademark Claims"), Seller and Buyer agree that (a) from and after the Closing Buyer will assume the defense of the Trademark Claims, and will have the right to settle any and all such matters; PROVIDED, HOWEVER, that Seller will be advised promptly of all developments and no settlement of the Trademark Claims shall be made by Buyer without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; and (b) Seller shall indemnify Buyer and Buyer's Affiliates for Losses incurred or sustained by Buyer and Buyer's Affiliates which shall arise out of or result from the Trademark Claims, including any and all amounts that are accrued or paid by the Company or any of the Subsidiaries in respect of the Trademark Claims and the defense or settlement thereof (including all fees and expenses of legal counsel to the Company or any of the Subsidiaries), whether incurred prior to or subsequent to the Closing, and any such Losses will be treated in all respects as if they were Losses recoverable under Section 9.01(a) after the $7,000,000 threshold amount referred to therein is exceeded by such Losses aggregated with any other Losses covered under Section 9.01(a).

         8. AMENDMENTS TO SCHEDULES. (a) Schedule 2.10 is amended by deleting in the last sentence thereof the dollar amount "$8.8 million" and substituting therefor the dollar amount "$10.8 million";

         (b) Each of Schedules 2.14 and 2.17 is amended by including the matters set forth in Exhibit E hereto;




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         (c) Schedule 2.14 is further amended by deleting and adding the matters set forth in Part A of the Schedule Supplement attached hereto.

         (d) Schedule 2.16(xiv)(a) is amended in its entirety by substitution therefor of Schedule 2.16(xiv)(a) attached hereto.


         (e) Schedule 2.20 is amended by adding the matters set forth in Part B of the Schedule Supplement attached hereto.


         (f) Schedule 2.22 is amended in its entirety by substitution therefor of Schedule 2.22 attached hereto.


         (g) Schedule 2.23 is amended by adding the matters set forth in Part C of the Schedule Supplement attached hereto.


         (h) Exhibit E, attached hereto, is added to the Agreement.

         9. GOVERNING LAW. This Amendment shall be construed and interpreted in accordance with and governed by the internal laws of the State of New York without regard to conflicts of laws principles.

         10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]



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         11. FULL FORCE AND EFFECT. Except as amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                        GALLAHER OVERSEAS (HOLDINGS) LIMITED

                                        By /s/ NIGEL P. BULPITT
                                        --------------------------------------
                                        Name: Nigel P. Bulpitt
                                        Title: Director


                                        BROOKE (OVERSEAS) LTD.

                                        By /s/ RICHARD J. LAMPEN
                                        --------------------------------------
                                        Name: Richard J. Lampen
                                        Title: Executive Vice President




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